Exhibit 99.1

NEWS RELEASE

ALLIANCE DATA SIGNS NEW AGREEMENT TO PROVIDE PRIVATE LABEL CREDIT
PROGRAM FOR SALLY BEAUTY HOLDINGS, HELPING TO DRIVE TOP-LINE SALES
AND CUSTOMER LOYALTY

•	Alliance Data to deliver a private label credit card program to meet the unique needs of Sally Beauty Holdings’ retail and professional customers
•	Alliance Data’s data-driven insights to enhance brand loyalty and help increase top-line sales
•	Best-in-class acquisition capabilities, including patented Frictionless Mobile CreditSM technology, to create a streamlined customer experience

COLUMBUS, Ohio, September 17, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its card services business, a premier provider of branded private label, co-brand and commercial card programs, has signed a new multi-year agreement to provide private label credit card services in the U.S. for Sally Beauty Holdings, the largest distributor of professional beauty supplies in the U.S.

Sally Beauty Holdings is an international specialty retailer and distributor of professional beauty supplies. The company’s two business units include Sally Beauty Supply, which sells to both retail consumers and salon professionals, and Beauty Systems Group (BSG), which sells exclusively to professional stylists and salons. Together, Sally Beauty Supply and BSG, whose CosmoProf stores represent its largest component, sell and distribute through more than 5,000 stores worldwide.

Alliance Data will curate Sally Beauty Holdings’ private label credit card offering to serve the respective needs of Sally Beauty Supply retail and CosmoProf professional customers. The card will enhance Sally Beauty Rewards, the brand’s existing multi-tender loyalty program with more than 15 million members, amplifying customers’ earning power when they shop with the card. Sally Beauty Holdings will leverage Alliance Data’s Frictionless Mobile CreditSM capability, built with patented technology, to make applying for credit quick and simple, and increase the number of customers who complete an application.

Sally Beauty Holdings will also benefit from Alliance Data’s comprehensive data assets, helping it better understand its customers’ behaviors and preferences, attract new customers to the brand, and ultimately drive sales and loyalty.

"We are eager to work with Alliance Data to provide further value to our customers through a private label credit card,” said Heather Plutino, Group Vice President, FP&A/Treasury, Sally Beauty Holdings. “Alliance Data’s reputation as an expert in the marketing and loyalty industry, as well as its ability to reach more customers and grow card programs, make them the ideal partner for us as we bring to market this exciting new offering.”

“Beauty enthusiasts and salon professionals alike turn to Sally Beauty Supply and CosmoProf alike because of their outstanding product selection and tailored customer experience,” said Deb Decker, senior vice president and chief client officer of Alliance Data’s card services business. “Through our partnership, we look forward to further enhancing the loyalty of these existing customers while attracting new loyalists to this powerhouse brand.”

About Sally Beauty Holdings, Inc.
Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of approximately $3.9 billion annually. Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through 5,089 stores, including 179 franchised units, and has operations throughout the United States, Puerto Rico, Canada, Mexico, Chile, Peru, the United Kingdom, Ireland, Belgium, France, the Netherlands, Spain and Germany. Sally Beauty Supply stores offer up to 8,000 products for hair color, hair care, skin care, and nails through proprietary brands such as Ion®, Generic Value Products®, Beyond the Zone® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, Conair® and Hot Shot Tools®. Beauty Systems Group stores, branded as CosmoProf or Armstrong McCall stores, along with its outside sales consultants, sell up to 10,500 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico® and CHI®, intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com.

About Alliance Data’s card services business
Alliance Data’s card services business develops market-leading private label, co-brand, and commercial credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry’s most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data’s card services business has been helping partners increase sales and provide greater value to their cardmembers since 1986. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio. To learn more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 10,000 associates at more than 50 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. In July 2019 Alliance Data completed the sale of its Epsilon business to Publicis Groupe. More information about Alliance Data can be found at www.AllianceData.com.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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Media Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com